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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Microchip Technology Incorporated of our report dated January 20, 2000, except as to Note 13 which is as of February 1, 2000, relating to the financial statements, which appears in TelCom Semiconductor, Inc's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
November 15, 2000
San Jose, California